UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2015

Landmark Apartment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3505 E. Frontage Road, Suite 150 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 281-2907

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On May 7, 2015, Landmark Apartment Trust, Inc. (the “Company”) entered into an employment agreement with Greg E. Brooks (the “Brooks Agreement”), pursuant to which Mr. Brooks will become the Company’s Chief Financial Officer effective May 18, 2015. The material terms of the Brooks Agreement are summarized below. In connection with the hiring of Mr. Brooks as the Company’s Chief Financial Officer, effective May 18, 2015, Stanley J. Olander, Jr., Chief Executive Officer, President, Chief Financial Officer, interim Chief Accounting Officer and a Director of the Company, will resign from his position as Chief Financial Officer on such date.

Mr. Brooks has more than 20 years of experience in real estate investing and capital markets. Mr. Brooks is currently a Managing Director in the Real Estate group at Evercore Partners, where he is responsible for real estate capital markets transactions (both public and private) and real estate advisory assignments, including M&A and portfolio transactions on both the buy and sell sides. Mr. Brooks joined Evercore Partners as a Managing Director in April 2010. Prior to joining Evercore, Mr. Brooks was a Portfolio Manager at several prominent hedge funds where he initiated and managed long/short portfolio strategies that were invested in publicly-traded real estate securities. Prior to his hedge fund experience, Mr. Brooks was a Portfolio Manager at Cohen & Steers Capital Management where he had direct responsibility for managing mutual funds and institutional separate accounts that totaled more than $9 billion. Prior to Cohen & Steers, Mr. Brooks held research analyst positions at AEW Capital Management and previous to that at Eaton Vance Management. Mr. Brooks is 48 years old. There are no family relationships between Mr. Brooks and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) On May 7, 2015, the Company entered into a new employment agreement with Gustav G. Remppies, Chief Operating Officer and acting Chief Administrative Officer of the Company (the “Remppies Agreement” and, together with the Brooks Agreement, the “Employment Agreements”). In addition, on May 7, 2015, the Company entered into an amendment to the employment agreement, dated July 21, 2014, of Mr. Olander (the “Amendment”). The Remppies Agreement replaces the current employment agreement with Mr. Remppies, dated as of August 3, 2012. The changes that were made to Mr. Olander’s employment agreement that are summarized below conform his employment agreement to the provisions of the Remppies Agreement and the Brooks Agreement, as described below. The material terms of the Remppies Agreement and the Amendment are summarized below.

Employment Agreements with Gustav G. Remppies and Greg E. Brooks

The Remppies Agreement, which became effective on May 7, 2015, has an initial term expiring on May 7, 2018, and the Brooks Agreement, which will become effective on May 18, 2015, has an initial term expiring on May 18, 2018. The Employment Agreements provide for automatic one-year extensions after the expiration of the initial term, unless either party provides the other with prior written notice of non-renewal (90 days in the case of non-renewal by the executive and 180 days in the case of non-renewal by the Company). The Employment Agreements require the executive to devote substantially all of his business time and effort to the performance of his duties with the Company.

The Employment Agreements provide for, among other things:

•	an annual base salary of $400,000 for Mr. Remppies and $350,000 for Mr. Brooks, subject to future increases but not decreases from time to time at the discretion of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”);

•	eligibility to receive annual cash and equity bonus compensation, subject to the terms and conditions established annually by the Board or the Committee and any applicable award agreement;

•	eligibility to participate in the Company’s equity incentive plans, subject to the terms and conditions of such plans and any applicable award agreement; and

•	the entitlement to receive all employee benefits and perquisites made available to the Company’s other senior executives, and payment by the Company of 100% of the premium costs of the health insurance coverage provided to the executive and his dependents.

Annual cash and equity bonus compensation will be subject to the achievement of performance criteria established annually by the Board or the Committee, which will be based 80% on corporate goals and 20% on individual goals. The threshold, target and maximum annual bonus levels for the executives for calendar year 2015 are: $200,000, $400,000 and $600,000, respectively, for Mr. Remppies; and $250,000, $350,000 and $450,000, respectively, for Mr. Brooks. Neither executive’s annual bonus for calendar year 2015 will be prorated. Each executive’s annual bonus, if any, will be paid 50% in cash and 50% in long-term incentive plan units (“LTIP Units”) of the Company.

Equity compensation awards will be subject to the executive’s achievement of performance criteria over a three-year performance period. The threshold, target and maximum equity compensation levels for the executives for calendar year 2015 are: $350,000, $700,000 and $1,050,000, respectively, for Mr. Remppies; and $200,000, $350,000 and $500,000, respectively, for Mr. Brooks. Each executive’s equity compensation award for calendar year 2015 will be in the form of LTIP Units and will not be prorated. Equity compensation awards earned by the executives will vest 50% on the conclusion of the performance period and 50% on the first anniversary of the conclusion of the performance period.

Upon the occurrence of a Successful Capital Transaction, each executive will be granted a one-time equity compensation award in an amount equal to $900,000 for Mr. Remppies and $1,000,000 for Mr. Brooks, subject to the executive’s continued employment with the Company or any of its subsidiaries through the date of such Successful Capital Transaction; provided, that, if, within six months following the termination of the executive’s employment (i) by the Company without “cause,” (ii) by the executive for “good reason” (as each such term is defined below), (iii) due to the executive’s death or (iv) by virtue of the executive’s disability, a Successful Capital Transaction occurs, then the executive or his estate or beneficiaries, as applicable, will be entitled to receive such one-time equity compensation award. A “Successful Capital Transaction” means the occurrence of any of the following events: (i) the consummation of a sale, merger or “change in control” (as such term is defined in the Company’s 2012 Other Equity-Based Award Plan (the “2012 LTIP Plan”), as amended and in effect as of the effective date of the employment agreement) of the Company that was approved by the Board, (ii) the Company raises sufficient equity capital to repay at least 50% of the Company’s preferred debt, provided that clause (ii) may only be triggered in connection with a liquidity event, which, for the avoidance of doubt, will not include a refinancing of the Company’s preferred debt, or (iii) the Company raises sufficient capital to reduce the Company’s debt to total capitalization level to below 50%.

Mr. Brooks will also be granted a one-time equity compensation award of 100,000 LTIP Units within ten days following the effective date of the Brooks Agreement, which will vest annually over four years, with 25% vesting on each of the first, second, third and fourth anniversaries of the effective date, subject to such other terms and conditions as the Committee will determine.

If the Company terminates the executive’s employment for cause or if the executive’s employment terminates as a result of the expiration and non-renewal of the Employment Agreement, the executive will be entitled to receive his annual base salary and other benefits that have been earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination (the “Accrued Benefits”), as well as any earned and accrued bonus. However, if the executive is terminated for certain types of cause, the executive will not be entitled to receive any earned and accrued bonus. If the executive resigns without good reason, the executive will be entitled to receive the Accrued Benefits.

If the Company terminates the executive’s employment without cause or the executive resigns for good reason, the executive will be entitled receive the Accrued Benefits, any earned and accrued bonus, and, subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company, the following severance benefits:

•

A cash payment equal to one and one-half (1.5) times the sum of (i) the executive’s then-current annual base salary plus (ii) the greater of (x) the annual bonus compensation most recently earned (whether or not paid) and (y) the average annual bonus compensation actually paid for the last three full fiscal years, provided that, if at the time of termination at least three full fiscal years have not occurred, then the average annual bonus will be determined using the target bonus level for calendar year 2015 for the missing years. The cash payment will be payable in equal installments over 18 months.

•	The Company will (i) reimburse the COBRA premium for the executive and his dependents under its major medical group health and dental plan and (ii) provide such additional continuing health, dental, disability and life insurance benefits as the executive and his dependents would have received (and at the same cost as payable by the Company’s other executives) in the absence of the executive’s termination, in each case for 18 months, provided that such reimbursements and coverage will cease if the executive becomes entitled to health benefits from another employer.

•	All equity awards granted to the executive (the “Equity Awards”) will immediately vest and any forfeiture restrictions will immediately lapse (treating any performance criteria applicable to such awards for the year of termination as being fully satisfied).

The executive or his estate or beneficiaries, as applicable, will be entitled to receive the following benefits in the event of the executive’s death or disability:

•	The Accrued Benefits and any earned and accrued bonus.

•	An amount equal to the sum of (i) one year of the executive’s then-current annual base salary plus (ii) the executive’s annual bonus at the target level for the year in which his death or disability occurs, or, if no target level has been established for that year, based on the target level for calendar year 2015, provided that in no event will such amount be less than the annual bonus (if any) earned by the executive for the prior year.

•	Equity Awards that vest solely based on the passage of time will become fully vested and Equity Awards that vest based on the achievement of performance criteria and for which the performance period is incomplete will be deemed earned based on the actual levels of achievement of the performance criteria as of the date of the termination (or the target levels of achievement with respect to the performance criteria relating to strategic objectives). The Equity Awards will be pro-rated based on the portion of the performance period that has elapsed through the date of termination. Equity Awards for which the performance period is complete but for which the additional vesting period is incomplete will become fully vested as of the date of termination.

•	Reimbursement of the COBRA premium for the executive and his dependents under the Company’s major medical group health and dental plan and such additional continuing benefits as the executive and his dependents would have been entitled to receive in the absence of the executive’s termination, in each case for 18 months.

“Cause” is generally defined in the Employment Agreements as the occurrence of any of the following: (a) the executive’s conviction for (or pleading guilty or nolo contendere to) any felony or misdemeanor which the Board reasonably concludes brings the executive into disrepute or is likely to cause material harm to the Company (not including violations of routine vehicular laws); (b) the executive’s indictment for any felony or misdemeanor involving moral turpitude (which the Board reasonably concludes brings the executive into disrepute or is likely to cause material harm to the Company), if such indictment is not discharged or otherwise resolved within 18 months; (c) the executive’s commission of an act of fraud, theft, dishonesty or breach of fiduciary duty related to the Company, its “business” (as such term is defined in the Employment Agreement) or the performance of the executive’s duties under the Employment Agreement; (d) the continuing failure or habitual neglect by the executive to perform the executive’s duties under the Employment Agreement; (e) any violation by the executive of the restrictive covenants set forth in the Employment Agreement; or (f) the executive’s material breach of the Employment Agreement, subject, with respect to items (d), (e) and (f) above, to certain cure rights provided to the executive in the Employment Agreement.

“Good Reason” is generally defined in the Employment Agreements as the occurrence of any of the following without the executive’s written consent, subject to certain notice and cure provisions set forth in the Employment Agreements: (a) any material and significant diminution in the executive’s title, authorities, duties or responsibilities (including without limitation the assignment of duties inconsistent with his position, or a significant adverse alteration of the nature or status of his responsibilities, or a significant adverse alteration of the conditions of his employment); (b) a material reduction in the executive’s annual salary; (c) the Company’s material breach of the Employment Agreement; or (d) a determination by the Company to relocate its corporate headquarters to a new location that is more than 50 miles from the current address of the Company’s corporate headquarters in Richmond, Virginia.

The Employment Agreements provide that upon the occurrence of a “change in control” (as such term is defined in the 2012 LTIP Plan, as amended and in effect as of the effective date of the Employment Agreement), all Equity Awards granted to the executive under the Employment Agreement will vest and all forfeiture restrictions applicable to such Equity Awards will lapse (treating any performance criteria applicable to such awards as being fully satisfied).

The Employment Agreements provide that, prior to the effective time of an initial public offering of the Company (an “IPO”), if the executive incurs any excise tax liability under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of receiving any “parachute payments” (as defined in Section 280G of the Code) from the Company, the Company will pay the executive an amount equal to the sum of such excise tax liability plus the amount necessary to put the executive in the same after-tax position (taking into account any additional tax liability incurred by the executive as a result of the Company’s payment of the excise tax liability) as if no excise taxes had been imposed with respect to such parachute payments. The Employment Agreements, with respect to the period of time from and after the effective time of an IPO, provide that the Company will reduce any payments to the executive to the extent necessary to prevent such payments from being subject to the excise tax under Section 4999 of the Code, but only if such reduction would give the executive a better after-tax result then if he received the full amount of the payments.

The Employment Agreements contain standard confidentiality provisions, which apply indefinitely, and non-competition and non-solicitation provisions, which apply during the term of the Employment Agreement and for 18 months following the executive’s termination of employment for any reason (other than due to the executive’s death).

The foregoing summary description of the material terms of the Employment Agreements is qualified in its entirety by the actual terms of the Employment Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

First Amendment to Employment Agreement of Stanley J. Olander, Jr.

The Amendment modifies, among other things, the manner in which the vesting of Mr. Olander’s outstanding equity compensation awards will accelerate upon his termination of employment without “cause” or resignation for “good reason” (as each such term is defined in his employment agreement), or upon the occurrence of a “change in control” of the Company (as such term is defined in the 2012 LTIP Plan, as amended and in effect as of the effective date of the employment agreement). Upon any such termination of employment or upon the occurrence of a change in control, all equity awards granted to Mr. Olander will be deemed vested and any applicable forfeiture restrictions will lapse (treating any applicable performance criteria for the year of termination as being fully satisfied or, upon a change in control, treating any applicable performance criteria as being fully satisfied). The Amendment also modifies the $1,000,000 one-time equity compensation award that Mr. Olander is entitled to receive under his employment agreement such that it will be awarded upon the occurrence of a Successful Capital Transaction (as defined above), consistent with the terms of the Employment Agreements, as described above. The changes that were made to Mr. Olander’s employment agreement that are summarized above conform his employment agreement to the provisions of the Remppies Agreement and the Brooks Agreement, as described above.

The foregoing summary description of the material terms of the Amendment is qualified in its entirety by the actual terms of the Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. Except as modified by the Amendment, Mr. Olander’s employment agreement remains unchanged and in full force and effect. A description of Mr. Olander’s employment agreement is contained in the Company’s Current Report on Form 8-K filed on July 25, 2014.

Item 9.01. Exhibits and Financial Statements.

(d)	Exhibits:

Exhibit Number	Description

10.1	Employment Agreement, dated May 7, 2015, by and between Landmark Apartment Trust, Inc. and Gustav G. Remppies

10.2	Employment Agreement, dated May 7, 2015, but effective May 18, 2015, by and between Landmark Apartment Trust, Inc. and Greg E. Brooks

10.3	First Amendment, dated May 7, 2015, to Employment Agreement, dated July 21, 2014, but effective January 1, 2014, by and between Landmark Apartment Trust, Inc. and Stanley J. Olander, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 2015	Landmark Apartment Trust, Inc.

	By:	/s/ Anthony E. Szydlowski
	Name:	Anthony E. Szydlowski
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement, dated May 7, 2015, by and between Landmark Apartment Trust, Inc. and Gustav G. Remppies

10.2	Employment Agreement, dated May 7, 2015, but effective May 18, 2015, by and between Landmark Apartment Trust, Inc. and Greg E. Brooks

10.3	First Amendment, dated May 7, 2015, to Employment Agreement, dated July 21, 2014, but effective January 1, 2014, by and between Landmark Apartment Trust, Inc. and Stanley J. Olander, Jr.